                                                                     EXHIBIT 8.2

BLAKE, CASSELS & GRAYDON LLP
BARRISTERS & SOLICITORS/PATENT & TRADE-MARK AGENTS

                                                     Box 25, Commerce Court West
                                                                  199 Bay Street
                                                        Toronto, Ontario, Canada
                                                                         M5L 1A9

                                                          Deliveries: 28th Floor
                                                         Telephone: 416.863.2400
                                                         Facsimile: 416.863.2653
                                                                  www.blakes.com

                                                              Reference: 60289/2

August 27, 2001

VIA FACSIMILE

Vivendi S.A.
42, avenue de Friedland
75380 Paris Cedex 08
France

Ladies and Gentlemen:

     We have acted as special Canadian counsel to Vivendi Universal S.A. ("Vivendi Universal"), a corporation formed under the laws of France in connection with the preparation of the post effective amendment no. 5 on Form F-1 to Form F-4 Registration Statement under The Securities Act of 1933 of Vivendi Universal (the "Registration Statement"). For purposes of this opinion, capitalized terms used and not otherwise defined herein have the meaning ascribed thereto in the Registration Statement. This opinion is being delivered in connection with, and as an exhibit to the Registration Statement.

     We have participated in the preparation of the discussion in the Registration Statement set forth in the section entitled "TAX
INFORMATION -- Canadian Federal Income Tax Considerations of Redeeming or Exchanging Exchangeable Shares and of Holding Vivendi Universal ADSs". The discussion contained under that caption, so far as it relates to the Canadian federal income tax consequences to holders of exchangeable shares of redeeming or exchanging their shares for Vivendi Universal ADSs or of holding Vivendi Universal ADSs, constitutes our opinion as of the date hereof subject to the qualifications, limitations and assumptions expressed therein.

     Our opinion is based on the current provisions of the Income Tax Act (Canada) (the "Canadian Tax Act") and the regulations thereunder, the administrative and assessing policies and practices published by the Canada Customs and Revenue Agency prior to the date hereof and specific proposals to amend the Canadian Tax Act and the regulations thereunder publicly announced by or on behalf of the Canadian Minister of Finance prior to today. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, the opinions expressed herein may become inapplicable.

     We express our opinion herein only as to matters specifically set forth above and no opinion should be inferred as to any other tax consequences of acquiring, holding or redeeming or exchanging exchangeable shares or of holding Vivendi Universal ADSs under any provincial, local or foreign law, or with respect to

Toronto   -   Ottawa   -   Calgary   -   Vancouver   -  London, U.K.  -  Beijing
other areas of Canadian federal income taxation. We do not express any opinion herein concerning any law other than the federal law of Canada.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to our firm name therein.

                                          Yours truly,


                                          /s/  BLAKE, CASSELS & GRAYDON LLP

                                          BLAKE, CASSELS & GRAYDON LLP

Toronto   -   Ottawa   -   Calgary   -   Vancouver   -  London, U.K.  -  Beijing